CONSULTING AGREEMENT

THIS AGREEMENT (this “Agreement”) made this 1st day of September 2013 (the “Effective Date”).

BETWEEN:

Blue Sphere Corporation, a Nevada company with a business office in Even Yehuda, Assuta Street, Israel (the “Company”)

AND:

Jelton Finance Corp., a Belize corporation with a business office at Withfield Tower, 3rd Floor, 4792 Coney Drive, PO Box 1777 Belize City, Belize IBC 43707 (the “Advisor”)

WHEREAS:

A.           The Company has proposed the Advisor to advise, guide and render assistance to the Company in respect of investor relations, public relations, transaction structuring, ongoing introductions to investors (although it is acknowledged and agreed that in respect of introductions your role is strictly limited to introductions and you must at all times conduct yourself in compliance with applicable U.S. securities laws) and strategic initiatives (collectively, the “Services”).

B.           The Advisor and the Company wish to formally record the terms and conditions upon which the Advisor will be engaged by the Company and, each of the Company and the Advisor, have agreed to the terms and conditions set forth in this Agreement, as evidenced by their execution hereof; and

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1
CONTRACT FOR SERVICES

1.1	Engagement of Advisor. The Company hereby agrees to engage the Advisor in accordance with the terms and provisions hereof.

(i)          Term. This Agreement will commence on the Effective Date and will continue for a period of one (1) year therefrom (the “Term”).

(b)          Service. The Advisor agrees to faithfully, honestly and diligently serve the Company and to perform the Services, utilizing his professional skills and care during the Term.

1.2	The Company acknowledges that the Services performed by the Advisor are not on an exclusive basis and that the Advisor has other business activities.

Article 2
COMPENSATION

The Company will issue to you or to your order 452,000,000 shares of its common stock. This will be your sole compensation hereunder.

Article 3
CONFIDENTIALITY AND NON-COMPETITION

3.1	Maintenance of Confidential Information.

(a)          The Advisor acknowledges that, in the course of advisory hereunder, the Advisor will, either directly or indirectly, have access to and be entrusted with Confidential Information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers.

(b)          The Advisor acknowledges that the Company’s Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly, the Advisor covenants and agrees that, as long as he is engaged to perform the Services for the Company, the Advisor will keep in strict confidence the Company’s Confidential Information and will not, without prior written consent of the Company, disclose, use or otherwise disseminate the Company’s Confidential Information, directly or indirectly, to any third party.

(c)          The Advisor agrees that, upon termination of his services for the Company, he will immediately surrender to the Company all Company Confidential Information then in his possession or under his control.

3.2	Exceptions. The general prohibition contained in Section 3.1 against the unauthorized disclosure, use or dissemination of the Company’s Confidential Information will not apply in respect of any Company Confidential Information that:

(a)          is available to the public generally;

(b)          becomes part of the public domain through no fault of the Advisor;

(c)          is already in the lawful possession of the Advisor at the time of receipt of the Company’s Confidential Information; or

(d)          is compelled by applicable law to be disclosed, provided that the Advisor gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance at the request and expense of the Company, in obtaining an order protecting the Company’s Confidential Information from public disclosure.

3.3	Non Competition. The Advisor agrees and undertakes that he will not, so long as this Agreement is in force, become financially interested in or be employed by business or venture that competes directly with the Company’s business.

Article 4
termination

This agreement will terminate automatically on the first anniversary hereof unless the parties extend it in writing. In such case, Advisor will continue to perform the Services on whatever terms and conditions are agreed in such writing.

Article 5
Mutual Representations

5.1	The Advisor represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof

(a)          will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound, and

(b)          do not require the consent of any person or entity.

5.2	The Company represents and warrants to the Advisor that this Agreement has been duly authorized, executed and delivered by the Company and that the fulfillment of the terms hereof

(a)          will not constitute a default under or conflict with any agreement of other instrument to which it is a party or by which it is bound, and

(b)          do not require the consent of any person of entity.

5.3	Each party hereto warrants and represents to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless if enforcement is sought in proceeding in equity or at law).

Article 6
notices

6.1	Notices. All notices required or allowed to be given under this Agreement must be made either personally by delivery to or by facsimile transmission to the address as hereinafter set forth or to such other address as may be designated from time to time by such party in writing:

(a)          in the case of the Company, to:

Blue Sphere Corporation

35 Assuta Street, Even Yehuda, Israel

(b)          and in the case of the Advisor, to the attention of Oliver Hemmer at mh.cmc@adon.li.

6.2	Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

Article 7
GENERAL

7.1	Further Assurances. Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

7.2	Waiver. No provision hereof will be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement will not be construed as a waiver of a further breach of the same provision.

7.3	Amendments in Writing. No amendment, modification or rescission of this Agreement will be effective unless set forth in writing and signed by the parties hereto.

7.4	Assignment. Except as herein expressly provided, the respective rights and obligations of the Advisor and the Company under this Agreement will not be assignable by either party without the written consent of the other party and will, subject to the foregoing, inure to the benefit of and be binding upon the Advisor and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.5	Severability. In the event that any provision contained in this Agreement is declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision will be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which will continue to have full force and effect.

7.6	Headings. The headings in this Agreement are inserted for convenience of reference only and will not affect the construction or interpretation of this Agreement.

7.7	Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same will be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

7.8	Time. Time is of the essence in this Agreement.

7.9	Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Israel applicable therein, and each of the parties hereto expressly attorns to the jurisdiction of the courts of the State of Israel. The sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement will be the applicable Tel-Aviv court.

IN WITNESS WHEREOF

the parties hereto have executed this Agreement effective as of the date and year first above written.

Per:
	Blue Sphere Corporation	Jelton Finance Corp.